SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of report (Date of earliest event reported):

July 14, 2014

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

550 Broad Street, Suite 1212, Newark, NJ 07102

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Item 3.02.         Unregistered Sales of Equity Securities.

On July 14, 2014, Inergetics, Inc. (the “Company”) executed a Securities Purchase Agreement (the “Agreement”) with 31 Group, LLC (the “Investor”) pursuant to which the Company received $1,000,000 net proceeds and issued a 12% secured subordinated convertible promissory note to the Investor in the principal amount of $1,500,000 (the “Note”) and a Common Stock Purchase Warrant (the “Warrant”) to purchase 2,500,000 shares of the Company’s Common Stock (the “Common Stock”).

Principal and interest (at the rate of 12% per annum) is due and payable under the Note on July 14, 2015. If the Company files a registration statement with the Securities and Exchange Commission (the SEC”) covering the resale of the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant on or before 45 days after July 14, 2014, the principal amount of the Note shall be reduced by $200,000, and if the registration statement is declared effective by the SEC within 120 days of July 14, 2014, the principal amount of the Notes shall be further reduced by $300,000.

Principal and accrued but unpaid interest is convertible into shares of the Company’s Common Stock at a price (the “Conversion Price”) equal the lesser (i) $0.35 per share, or (ii) 62% of the lowest trading price of the Common Stock as quoted by Bloomberg L.P. for the ten trading days immediately preceding the date of conversion (subject to adjustments as provided in the Note). However, in no event shall the Conversion Price be less than $0.031 per share (the “Floor Price”). The Conversion Price is subject to downward adjustment upon the occurrence of a number of events as set forth in the Note, including the sale (or announcement of the sale) of shares of Common Stock or instruments exercisable or convertible into Common Stock other than “Exempt Issuances” (as defined in the Note) at an effective price per share that is lower than the then Conversion Price (a “Dilution Event”). Upon the occurrence of a Dilutive Event, the Conversion Price shall be reduced to equal the lowest price per share under the Dilution Event. The Company is subject to liquidated damages (as computed in the Note) if shares are not delivered in the manner and timeframe required by the Note.

Repayment of the Note is guaranteed by Millennium Biotechnologies, Inc., the Company’s operating subsidiary, and secured by all of the assets of the Company (subject to the senior security interest of certain senior lenders).

As long as more than $100,000 principal amount of the Note remains outstanding, absent the approval of the holders of 67%% of the principal amount of the outstanding Note, the Company is subject to certain negative covenants.

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Upon the occurrence of an “Event of Default” as defined in the Note, all unpaid principal and accrued interest shall become due and payable and, depending on the type of Event of Default, the Company shall pay to the Investor in full satisfaction of the Note the “Default Sum”, two times the Default Sum or the “Parity Value” of the Default Sum. The “Default Sum” is (i) an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment, (y) Default Interest (as defined in the Note) and (z) any liquidated damages. “Parity Value” means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Event of Default arises as a result of such breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date, multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”). Capitalized terms above are as defined in the Note. If the Company fails to pay the Default Sum within five business days of written notice that such amount is due and payable, then the Investor shall have the right at any time, so long as the Company remains in default, to require the Company to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock equal to the Default Sum divided by the Conversion Price then in effect.

The Note provides that the Investor shall not have the right to convert any portion of the Note, to the extent that after giving effect to such conversion, it would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. This provision may be waived by the Investor upon not less than 61 days’ prior notice to the Company.

Through November 10, 2014, the Company cannot offer or sell securities other than to the Investor and, for a period of two years from July 14, 2014, the Investor has a right of first refusal with regard to future financings.

Pursuant to the terms of the Warrant, the Warrant is exercisable for a five year period commencing on July 14, 2014 at an initial exercise price of $0.20 per share (subject to adjustment upon the occurrence of anti-dilutive events similar to those in the Note). In the event that a registration statement covering the shares issuable upon exercise of the Warrant is not in effect, the holder has the right to exercise the Warrant on a cashless basis (as defined in the Warrant).

If the Company fails to timely issue to the holder of the Warrant a certificate for the number of shares of Common Stock to which such holder is entitled upon the exercise of the Warrant, and if on or after the date such certificate should have been delivered such holder purchases shares of Common Stock to deliver in satisfaction of a sale by such holder of shares of Common Stock issuable upon such exercise that such holder anticipated receiving from the Company (a “Buy-In”), then, so long as the holder has paid the exercise price, the Company is required to either (i) pay cash to such holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate for the number of shares of Common Stock to which the holder is entitled upon such exercise (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder a certificate representing such shares of Common Stock to which the holder is entitled and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price (as defined in the Warrant) on the date of exercise.

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On the earliest to occur of (x) the public disclosure of any “Fundamental Transaction” (generally, a sale of all or substantially all of the Company’s assets, or a merger or change in majority ownership, as defined in greater detail in the Warrant), (y) the consummation of any Fundamental Transaction and (z) the holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction, the Company or the Company’s successor, at the election of the holder, shall purchase the Warrant by paying cash in an amount equal to the Black Scholes Value – FT (as defined in the Warrant).

The issuance of the Note and the Warrant, and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant is exempt from registration pursuant to Rule 506(b) promulgated under the Securities Act of 1933 and Section 4(2) of such Act.

The foregoing descriptions of the Agreement, the Note, the Warrant and the relevant transactions are qualified in their entirety by reference to the full text of these and the other relevant documents, copies of which are attached hereto as Exhibits and incorporated herein in their entirety by reference.

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Item 9.01	Financial Statements and Exhibits

d)	Exhibits

Exhibit No.	Exhibit Description

4.1	July 14, 2014 Note issued to 31 Group.
4.2	July 14, 2014 Warrant issued to 31 Group.
10.1	July 14, 2014 Securities Purchase Agreement with 31 Group.
10.2	July 14, 2014 Security Agreement with 31 Group.
10.3	July 14, 2014 Millennium Biotechnologies, Inc. Guaranty of Note with 31 Group.

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Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2014

INERGETICS, INC.

By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer and
Chief Financial Officer

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